UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 3, 2008
INN OF THE MOUNTAIN GODS RESORT AND CASINO
(Exact Name of Registrant as Specified in Charter)

Not Applicable	333-113140	75-3158926
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

287 Carrizo Canyon Road Mescalero, New Mexico (Address of Principal Executive Offices)	88340 (Zip Code)
Registrant’s telephone number, including area code: (505) 464-7777
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On June 2, 2008, the Inn of the Mountain Gods Resort and Casino (the “Company”) and Mr. Douglas Lentz (“Mr. Lentz”) entered into an agreement whereby the Company hired Mr. Lentz as the Chief Operating Officer of the Company, effective as of June 1, 2008, pursuant to an Executive Employment Agreement (the “Lentz Employment Agreement”), a copy of which is furnished as Exhibit 10.1 and incorporated by reference into this Current Report on Form 8-K. Mr. Lentz will serve for a term of three years, unless earlier terminated as provided under the terms of the Lentz Employment Agreement. Upon his appointment, he will replace our current Chief Operating Officer, Mr. Brian Parrish. For information regarding Mr. Parrish’s departure, please refer to our Current Reports on Form 8-K filed with the Securities and Exchange Commission on April 8, 2008 and April 29, 2008, which are incorporated herein by reference.
     Mr. Lentz will earn an annual base salary of $275,000 and will have the opportunity to participate in employee benefit plans such as medical, dental and vision (including participation by his spouse and eligible dependents), subject to the terms and conditions of such benefit plans. He will also be entitled to reimbursement for all reasonable expenses, including travel and entertainment, which he incurs in the performance of his duties as set forth in the Lentz Employment Agreement. We will pay for Mr. Lentz’s relocation expenses and temporary housing for up to 90 days. There is no family relationship between Mr. Lentz and any director or executive officer of the Company.
     The following sets forth corrected biographical information regarding Mr. Lentz.

Douglas Lentz Age: 40 (2008)

From January 2004 to June 2007, Mr. Lentz served as the Chief Executive Office and General Manager of the Santa Ysabel Resort and Casino (Santa Ysabel Band of Diegueno Indians). Mr. Lentz was responsible for all aspects of the development and operations of the casino facility, including construction, design and development of the Band’s first gaming facility in rural San Diego County, California (Santa Ysabel, California). During this period, Mr. Lentz also acted as a Principal of Majestic Gaming, which was the company which was engaged to develop this casino for the Band.

From October 2001 to January 2004, Mr. Lentz served as the Chief Executive Office and General Manager of the Casino Del Sol (Pascua Yaqui Tribe) located in Tucson, Arizona. Mr. Lentz was responsible for all aspects of the development and operations of that casino and entertainment facilities, including construction, design and development of a 60-acre site that included multi-phased construction of the 230,000 square foot the Casino Del Sol building as well as a 4,000 seat AVA Amphitheatre. Mr. Lentz was responsible for that casino’s 1,000 slot machine facility plus the casino has over 60 table games, a 600-seat bingo hall, as well as 6 restaurants and 4 bars.

Prior to October 2001, Mr. Lentz was Chief Executive Officer and General Manager of the Casino of the Sun (Pascua Yagui Tribe) in Tucson, Arizona, from September 2000 to January 2004; Chief Financial Officer of the Cliff Castle Casino (Yavapai-Apache Tribe) in Camp Verde, Arizona, from September 1994 to September 2000; Controller for Sahara Gaming (Treasure Bay Resort Hotel & Casino), in Biloxi, Mississippi from December 1993 to September 1994; Corporate Financial Analyst for Grand Casinos Resorts, Inc. in Gulfport, Mississippi from February 1993 to December 1993 and the Branch office Accounting Supervisor for The Mirage in Las Vegas, Nevada from June 1990 to January 1993.

Mr. Lentz received a Bachelor of Science in Hotel Administration (1990) and took Graduate Studies in Accounting (1991-1992)

from the University of Nevada, Las Vegas, Las Vegas, Nevada.

From July 2007 to the present, he sought a permanent employment position.
Item 7.01. Regulation FD Disclosure.
     On June 2, 2008, the Company issued a press release announcing that, effective June 2, 2008, Mr. Lentz will become the Chief Operating Officer of the Company. A copy of this press release is attached to this Report as Exhibit 99.1. Pursuant to the rules and regulations of the Securities and Exchange Commission, the press release is being furnished and shall not be deemed to be “filed” under the Securities and Exchange Act of 1934.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.
10.1	Employment Agreement, dated June 2, 2007 by and between Mr. Lentz and Inn of the Mountain Gods Resort and Casino.

99.1	Press Release issued by Inn of the Mountain Gods Resort and Casino, dated June 2, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INN OF THE MOUNTAIN GODS RESORT AND CASINO
Dated: June 3, 2008	By:	/s/ Pamela Gallegos
Pamela Gallegos
Interim Chief Financial Officer